AMENDMENT #7

TO THE SECURITIES PURCHASE AGREEMENT AND

TO THE $3,725,000 PROMISSORY NOTE

This Amendment #7, dated August 29, 2017 (this “Amendment”), is by and between Car Charging Group, Inc., a Nevada corporation (the “Issuer”) and JMJ Financial (the “Investor”) (referred to collectively herein as the “Parties”)

WHEREAS, the Issuer and the Investor entered into a Securities Purchase Agreement Document SPA-10052016 (the “SPA”) dated as of October 7, 2016, pursuant to which the Issuer issued to the Investor a $3,725,000 Promissory Note (the “Note”), a Warrant, and Origination Shares (all capitalized terms not otherwise defined herein shall have the meanings given such terms in the SPA);

WHEREAS, the Issuer and the Investor previously entered into Amendment #1 to the SPA and the Note dated March 23, 2017 extending the Maturity Date of the Note and the date for delivery of the Origination Shares;

WHEREAS, the Issuer and the Investor previously entered into Amendment #2 to the SPA and the Note dated May 15, 2017 further extending the Maturity Date of the Note and the date for delivery of the Origination Shares;

WHEREAS, the Issuer and the Investor previously entered into Amendment #3 to the SPA and the Note dated June 15, 2017 again extending the Maturity Date of the Note and the date for delivery of the Origination Shares;

WHEREAS, the Issuer and the Investor previously entered into Amendment #4 to the SPA and the Note dated July 20, 2017 again extending the Maturity Date of the Note and the date for delivery of the Origination Shares;

WHEREAS, the Issuer and the Investor previously entered into Amendment #5 to the SPA and the Note dated August 21, 2017 again extending the Maturity Date of the Note and the date for delivery of the Origination Shares; and

WHEREAS, the Issuer and the Investor previously entered into Amendment #6 to the SPA and the Note dated August 28, 2017 again extending the Maturity Date of the Note and the date for delivery of the Origination Shares.

NOW, THEREFORE, the Issuer and the Investor agree as follows:

1. Extension of Maturity Date. In the sentence in the Note (as previously amended) that states “The Maturity Date is the earlier of August 31, 2017 or the third business day after the closing of the Public Offering,” the date of August 31, 2017 shall be replaced with the date of September 6, 2017.

2. Extension of Origination Shares Dates. The references to the date of August 31, 2017 in Sections 1.3.1 and 1.3.2 of the SPA (as previously amended) shall be replaced with the date of September 6, 2017.

3. Conditional Waiver of Default. The Investor conditionally waives the defaults for the Issuer’s failure to meet the original and previously amended Maturity Dates of the Note and delivery dates for the Origination Shares, but the Investor does not waive any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults (which damages, fees, penalties, liquidated damages, or other amounts or remedies the Investor may choose in the future to assess, apply or pursue in its sole discretion) and the Investor’s conditional waiver is conditioned on the Issuer’s not being in default of and not breaching any term of the Note or the SPA or any other Transaction Documents at any time subsequent to the date of this Amendment (if the Issuer triggers an event of default or breaches any term of the Note, the SPA, or the Transaction Documents at any time subsequent to the date of this Amendment, the Investor may issue a notice of default for the Issuer’s failure to meet the original Maturity Date of the Note and delivery date of the Origination Shares).

ALL OTHER TERMS AND CONDITIONS OF THE SPA AND THE NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this Amendment by signing below:

/s/ Michael J. Calise	/s/ Justin Keener
Michael J. Calise	JMJ Financial
Car Charging Group, Inc.	Its Principal
Chief Executive Officer

[Amendment #7 Signature Page]